Exhibit 99.4

May 29, 2007

Contact:	Curtis A. Sampson, Chairman, President and Chief Executive Officer Jeffrey K. Berg, President and Chief Operating Officer Paul N. Hanson, Vice President-Finance Telephone (320) 848-6231

CSI REPORTS ON STATUS OF COMPLIANCE WITH AMEX LISTING STANDARDS

(Hector, Minnesota) – May 29, 2007 -- Communications Systems, Inc. (AMEX: JCS) reported today on the status of its efforts to return to full compliance with the continued listing standards of the American Stock Exchange (AMEX).

On May 16, 2007, as previously reported, the Company filed with the Securities and Exchange Commission its 2006 Form 10-K Report, as well as its quarterly reports on Form 10-Q for the three, six and nine month periods ended March 31, 2006, June 30, 2006 and September 31, 2006. On May 21, 2007, the Company filed its definitive proxy statement for its June 21, 2007 Annual Meeting of Shareholders which included information that was incorporated by reference into the 2006 Form 10-K report. As a result of making such filings the Company cured previously reported deficiencies with respect to its compliance with AMEX’s continued listing standards.

On May 16, 2007, the Company also reported that the filing of its quarterly report on Form 10-Q for the quarter ended March 31, 2007 would be delayed approximately three weeks. On May 23, 2007, the Company received a letter from AMEX advising the Company that because it did not timely file the Form 10-Q report for its 2007 first quarter this represented a separate deficiency under AMEX’s listing standards and that, in order to maintain its listing, the Company must submit a plan to AMEX by June 22, 2007 regarding how the Company intended to cure this deficiency. As reported on May 23, 2007, the Company expects to file its Form 10-Q report for its 2007 first quarter by June 8, 2007 and, upon such filing, the Company believes it will return to full compliance with AMEX’s continued listing standards.

About the Company

Communications Systems, Inc. (“CSI”) provides physical connectivity infrastructure and services for cost-effective broadband solutions and is a leading supplier of voice grade connecting devices and wiring systems. CSI serves the broadband market as the world’s leading supplier of media conversion technology, which permits networks to deploy fiber optic technology while retaining the copper-based infrastructure already embedded in the network. CSI also supplies copper wire and fiber optic structured wiring systems for broadband networks and line filters for digital subscriber line (“DSL”) service. CSI also provides network design, training and management services.

Cautionary Statement: In this press release and, from time to time, in reports filed with the Securities and Exchange Commission, other press releases, and in other communications to shareholders or the investing public, there may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company may make forward-looking statements concerning possible or anticipated future financial performance, business activities, plans, pending claims, investigations or litigation which are typically preceded by the words “believes”, “expects”, “anticipates”, “intends” or similar expressions. For such forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in federal securities laws. Shareholders and the investing public should understand that such forward looking statements are subject to risks and uncertainties which could cause actual performance, activities, anticipated results, outcomes or plans to differ significantly from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to: lower sales to major telephone companies and other major customers; the introduction of competitive products and technologies; our ability to successfully reduce operating expenses at certain business units; the general health of the telecom sector, successful integration and profitability of acquisitions; delays in new product introductions; higher than expected expense related to new sales and marketing initiatives; unfavorable resolution of claims and litigation, availability of adequate supplies of raw materials and components; fuel prices; government funding of education technology spending; and other factors discussed from time to time in the Company’s filings with the Securities and Exchange Commission.